Exhibit 99.1

GLUCOTRACK ANNOUNCES USPTO APPROVAL FOR ISSUANCE OF PATENTS FOR PROPRIETARY CBGM PLATFORM

Rutherford, NJ, January 29, 2026 (GLOBE NEWSWIRE) – Glucotrack, Inc.(“Glucotrack”, or the “Company”) (Nasdaq: GCTK), a medical device company focused on the design, development, and commercialization of novel technologies for people with diabetes, announced today that the US Patent and Trademark Office (USPTO) has issued Patent Nos. US 12,453,494, US 12,458,257, and US 12,458,258 for the Company’s continuous blood glucose monitoring (CBGM) platform. The patents strengthen Glucotrack’s competitive position and intellectual property protection as the Company advances its multi-year, fully implantable CBGM system toward commercialization.

The three patents protect key technologies in Glucotrack’s CBGM system, a long-term implantable device designed for multi-year sensor longevity, including proprietary sensor chemistry, intravascular lead design, and low-power electronics.

●	US 12,453,494 – Methods and Systems for Measuring Glucose Having Improved Decay Rates and Lag Times (issued Oct 28, 2025)
●	US 12,458,257 – Implantable Glucose Sensors and Methods of Glucose Measurement Configured for Minimal Sensor Surface Obstruction (issued Nov. 4, 2025)
●	US 12,458,258 – Low Power Implantable Glucose Sensors and Methods of Glucose Measurement (issued Nov. 4, 2025)

Together, these innovations bridge the gap between short-lived subcutaneous sensors and larger pacemaker-class devices.

“These patents represent a significant milestone in protecting our innovative technology that is at the core of our CBGM system,” said Paul V. Goode, PhD, President and Chief Executive Officer of Glucotrack. “Securing our intellectual property is fundamental to our strategy as we advance our fully implantable, long-term sensor through further clinical testing and toward commercialization. These patents establish important competitive barriers and strengthen our position to deliver a differentiated approach to diabetes management.”

Glucotrack’s CBGM is a long-term implantable system with no wearable component, designed for up to three years of continuous, accurate blood glucose monitoring, offering a more convenient and less burdensome glucose monitoring solution. The CBGM measures glucose directly from blood, unlike traditional continuous glucose monitoring systems which measure glucose from interstitial fluid. Thus, it aims to provide real-time readings without the lag time typically associated with interstitial glucose measurements.

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About Glucotrack, Inc.

Glucotrack, Inc. (Nasdaq: GCTK) is focused on the design, development, and commercialization of novel technologies for people with diabetes. The Company is currently developing a long-term implantable continuous blood glucose monitoring system for people living with diabetes.

Glucotrack’s Continuous Blood Glucose Monitor (CBGM) is a long-term, implantable system designed to continually measure blood glucose levels with a sensor longevity of up to three years, no on-body wearable component and with minimal calibration. The Glucotrack CBGM is an Investigational Device and is limited by federal (or United States) law to investigational use.

For more information, please visit http://www.glucotrack.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “anticipate”, “believe”, “expect”, “plan” and “will” are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. These statements relate only to events as of the date on which the statements are made, and Glucotrack undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Glucotrack will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Readers are cautioned that certain important factors may affect Glucotrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Glucotrack’s results include, but are not limited to, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including U.S. Food and Drug Administration approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to Glucotrack’s future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in Glucotrack’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on March 31, 2025.

Contacts:

Investor Relations:

investors@glucotrack.com

Media:

GlucotrackPR@icrinc.com